UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

Eagle Point Trinity Senior Secured Lending CoMPANY

(Exact name of Registrant as specified in its charter)

Delaware	000-56776	99-2899518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Suite 202

Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 340-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02.	Unregistered Sales of Equity Securities.

On August 3, 2026, Eagle Point Trinity Senior Secured Lending Company (the “Fund”) issued and sold 46,277.49 of its common shares of beneficial interest (the “Shares”), for aggregate proceeds to the Fund of $473,993. The number of Shares issued was determined on August 26, 2026.

The offer and sale of Shares was made pursuant to one or more subscription agreements entered into by the Fund and the investing shareholder(s). The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act, Regulation D thereunder, and/or Regulation S thereunder.

Item 8.01.	Other Events.

The net asset value per share of Eagle Point Trinity Senior Secured Lending Company as of July 31, 2026, was $10.24.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Point Trinity Senior Secured Lending Company

Date: August 27, 2026	By:	/s/ Kenneth P. Onorio
Kenneth P. Onorio
Chief Financial Officer and Chief Accounting Officer